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                                                                    EXHIBIT 2.2


                               AMENDMENT NO. 1 TO
                     STOCK REDEMPTION AND PURCHASE AGREEMENT

                  This AMENDMENT NO. 1 TO STOCK REDEMPTION AND PURCHASE AGREEMENT (this "Amendment No. 1") is entered into as of the 31st day of May, 1996 by and among James S. Harrington, Duane A. Gawron, Trustee of the Living Trust of Duane A. Gawron dated March 16, 1987, Margo Gawron, John E. Pylak, Trustee of the John E. Pylak Living Trust dated September 3, 1987, Rebecca Pylak, Kurt Cieszkowski, Tigera Group, Inc. and Connectivity Products Incorporated, amending the Stock Redemption and Purchase Agreement dated as of May 17, 1996 (the "Purchase Agreement"), by and among the parties hereto. Terms used but not otherwise defined herein are used with the meanings ascribed thereto in the Purchase Agreement.

                  WHEREAS, the parties have heretofore entered into the Purchase Agreement and desire to amend the Purchase Agreement as hereinafter set forth;

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

                  1. Section 6.06(b) of the Purchase Agreement is hereby amended by deleting the second sentence thereof and substituting therefor the following:

                  "If any event occurs that, but for the lack of shareholder approval of Purchaser's 1996 Stock Incentive Plan, would permit a Seller to exercise any of the options referred to in
                  Section 6.06(a) hereof prior to the approval of such 1996 Stock Incentive Plan by the stockholders of Purchaser (an "Acceleration Event"), then, prior to such Acceleration Event, and prior to the occurrence of any event which would prevent Purchaser from doing same, Purchaser shall in consideration for the surrender of each of such options, issue in place thereof stock purchase warrants, on the same terms (except as otherwise agreed by the Purchaser and any particular Seller), to purchase the same number of shares of Tigera Common Stock."

                  2. Section 2(b) of Schedule 2.02(b) of the Purchase Agreement is hereby amended by deleting "$5.50" from clause (i) thereof and substituting therefor "$1.00".
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                  3. (a) Section 5.12 of the Purchase Agreement is hereby
amended by the insertion of the following as a new subsection (h):

                  "(h) A valid Subchapter S election for BSCC Corp. was timely filed by or on behalf of BSCC Corp. and all tax returns filed by or with respect to BSCC Corp. properly reflected such corporation's status as a Subchapter S corporation under the Code."

                           (b) The Purchaser hereby waives the condition set
forth in Section 10.07 of the Purchase Agreement (relating to the delivery of Internal Revenue Service acknowledgments of Subchapter S elections) to the extent that such condition relates to BSCC Corp.

                  4. The Sellers hereby represent that the amount of the 1996 Pre-Closing Cash Distributions is $2,100,000, and the parties hereby agree that this representation shall not be subject to the "basket" or "cap" limitations provided in Article XIII of the Purchase Agreement.

                  5. For purposes of determining the amount to be paid at the Closing in respect of the Cash Redemption Payment, it is hereby agreed that the estimated amount of the 1996 Pre-Closing Net Income is $1,772,919 (the "Estimated 1996 Pre-Closing Net Income"), and that the amount to be paid by the Company at the Closing in respect of the Cash Redemption Payment shall be $7,372,919.00; and with respect to the determination of 1996 Pre-Closing Net Income, it is hereby further agreed:

                           (i) that the Redemption Price Adjustment Schedule
                  that, pursuant to Section 1(d) of Schedule 2.02(b) of the Purchase Agreement, is to accompany the 1996 Financial Statements shall include the amount of the 1996 Pre-Closing Net Income as determined by the Company's Auditors;

                           (ii) that the Company shall pay to the Sellers the
                  amount, if any, by which the amount of the 1996 Pre-Closing Net Income exceeds the amount of the Estimated 1996 Pre-Closing Net Income;

                           (iii) that the Sellers shall pay to the Company the
                  amount, if any, by which the amount of the Estimated 1996 Pre-Closing Net Income exceeds the amount of the 1996 Pre-Closing Net Income;

                           (iv) that any dispute as to the amount of the 1996
                  Pre-Closing Net Income shall be resolved in the manner set forth in Section 1(f) of Schedule 2.02(b) of the Purchase Agreement;

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                           (v) that any amount payable pursuant to clause (ii)
                  or clause (iii) above shall be paid, in cash, within the later of (A) 15 days following the delivery of the Closing Date Financial Statements and the accompanying Redemption Price Adjustment Schedule or (B) in the event of a dispute as to the amount of the 1996 Pre-Closing Net Income, 15 days following the final resolution of such dispute in accordance with
                  Section 1(f) of Schedule 2.02(b); and

                           (vi) that any such payment shall not be subject to
                  any of the "basket" or "cap" limitations set forth in Article XIII of the Purchase Agreement.

                  6. It is hereby agreed that the aggregate number of Redeemed Shares shall be 1,274, that the aggregate number of Purchased Shares shall be
651.1 and that the aggregate number of shares of Common Stock to be retained by the Sellers following the Closing shall be 114.9; and it is further agreed that such amounts shall not as a result of any adjustments to the Redemption Price be adjusted after the Closing.

                  7. Section 7.01(h)(ii) of the Purchase Agreement is hereby amended by adding at the end thereof the following:

                  ", plus excess accrued interest payable of $100,000, LIBOR breakage penalty of $5,000 and incremental pre-closing M&A cash of $50,000."

                  8. Except as expressly provided by this Amendment No. 1, the Purchase Agreement shall in all respects remain unamended and in full force and effect.

                  9. The parties hereto hereby agree that the amount of the Company's 1995 Adjusted EBITDA is $8,229,242.00.

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                  IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment No. 1 as of the date and year first above written.

                                       /s/James S. Harrington
                                       ----------------------------------------
                                       James S. Harrington


                                       /s/Duane A. Gawron
                                       ----------------------------------------
                                       Duane A. Gawron, Trustee of
                                       the Living Trust of Duane A.
                                       Gawron dated March 16, 1987


                                       /s/Duane A. Gawron, attorney in
                                       ----------------------------------------
                                       fact for Margo Gawron
                                       Margo Gawron


                                       /s/John E. Pylak
                                       ----------------------------------------
                                       John E. Pylak, Trustee of the
                                       John E. Pylak Living Trust
                                       dated September 3, 1987


                                       /s/John E. Pylak, attorney in
                                       ----------------------------------------
                                       fact for Rebecca Pylak
                                       ----------------------------------------
                                       Rebecca Pylak


                                       /s/Kurt Cieszkowski
                                       ----------------------------------------
                                       Kurt Cieszkowski


                                       TIGERA GROUP, INC.


                                       By: /s/Donald T. Pascal
                                           ------------------------------------


                                       CONNECTIVITY PRODUCTS INCORPORATED


                                       By: /s/James S. Harrington
                                           ------------------------------------

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